------------------------------------------------------------------------------
                              SIXTH AMENDMENT

                                     TO

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                   DATED AS OF APRIL 18, 1997, AS AMENDED

                                BY AND AMONG

                        NIAGARA LASALLE CORPORATION
                    (FORMERLY NIAGARA COLD DRAWN CORP.)

                           LASALLE STEEL COMPANY

                                    AND

                  MANUFACTURERS AND TRADERS TRUST COMPANY

                                 CIBC INC.

                          NATIONAL BANK OF CANADA

                      CITIZENS BUSINESS CREDIT COMPANY

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                    AND

             MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT
                 ------------------------------------------

                         Executed January 14, 2000
                     Effective as of December 31, 1999


------------------------------------------------------------------------------



                  WHEREAS, NIAGARA LASALLE CORPORATION (formerly NIAGARA COLD DRAWN CORP.), a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and individually as a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T") and CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC") and M&T, as administrative, collateral and documentation agent (M&T to be referred to in such capacity as "Agent"), are parties to a Revolving Credit and Term Loan Agreement dated as of April 18, 1997 (the "Original Agreement"); and

                  WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential") NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), and CITIZENS BUSINESS CREDIT COMPANY ("Citizens"), having an office at Six PPG Place, Suite 820, Pittsburgh, Pennsylvania, became parties to the Original Agreement by assignment of portions of the credit commitments of various parties thereto (M&T, CIBC, Citizens, Prudential and NBC being collectively referred to herein as the "Banks", and individually as a "Bank"); and

                  WHEREAS, the Original Agreement was amended by a First Amendment dated as of September 4, 1997 (the "First Amendment") for the purpose, among other things, of providing "Swingline Loans" (as described in the First Amendment) under the credit facilities provided in the Original Agreement; and

                  WHEREAS, the Original Agreement was further amended by a Second Amendment dated as of December 31, 1997 (the "Second Amendment") for the purpose, among other things, of permitting the Borrowers to apply the "1993 Warrant Forced Exercise Net Proceeds Amount" to the repayment of the outstanding and unpaid principal amount of the "Revolving Credit Note" (as such terms are defined in the Original Agreement), and to revise the terms of the Original Agreement with respect to dividends; and

                  WHEREAS, the Original Agreement was fruther amended with a Third Amendment effective as of May 15, 1998 (the "Third Amendment") for the purpose, among other things, of reducing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Original Agreement), and to provide for the further reduction of the interest payable with respect to LIBOR Rate Loans upon the conclusion of a new collective bargaining agreement with LaSalle's hourly employees in Hammond, Indiana; and

                  WHEREAS, the Original Agreement was further amended by a Fourth Amendment effective as of December 1, 1998 (the "Fourth Amendment") for the purpose, among other things, of increasing by One Million Dollars ($1,000,000) the amount of permitted "Capital Expenditures" (as defined in the Original Agreement) that may be made by the Borrowers in any "Fiscal Year" (as defined in the Original Agreement); and

                  WHEREAS, the Original Agreement was further amended by a Fifth Amendment effective as of May 21, 1999, to, among other things, (a) waive the requirement for mandatory repayment of principal from "Excess Cash Flow" (as defined in the Original Agreement) for the Fiscal Year ended December 31, 1998, and (b) in connection with a proposed business acquisition by a UK subsidiary of Niagara Corporation, permit the Borrowers to provide guaranties to certain banks providing standby letters of credit to support acquisition financing to such UK subsidiary; and

                  WHEREAS, the Borrowers have requested the agent and the Banks to further amend the Original Agreement as heretofore amended (as amended, the "Credit Agreement") for the purpose of: (a) reducing the required ratio of Consolidated Current Assets to Consolidated Current Liabilities, (b) changing the definition of "Majority Banks"; (c) clarifying the requirement that the consent of the Majority Banks is required in connection with any amendment or waiver of any provision of the Credit Agreement; and (d) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to April 17, 2001.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. The definition of "Majority Banks" contained in Subsection 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Majority Banks": means at any time the Banks holding at least eighty-ninety percent (89%) of the then aggregate Revolving Credit Commitment and Term Loan Commitment, provided, that if the Revolving Credit Commitment and the Term Loan Commitment shall have been terminated in full, "Majority Banks" shall mean the Banks holding, or holding participation interests pursuant to Subsection 9.2(d) in, at least eighty-nine percent (89%) of the aggregate of the then outstanding and unpaid principal amounts of the Notes."

         2. The definition of "Revolving Credit Termination Date" contained in Subsection 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Revolving Credit Termination Date": means (a) with respect to each Prime Revolver Loan, the date that is the last day of the thirty (30) day period commencing with such Prime Revolver Loan's Borrowing Date, but in no event later than April 17, 2001, and (b) with respect to the Revolving Credit Commitment and the Revolving Credit Note, April 17, 2001."

         3. Subsection 6.3(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Permit, as of the last day of any calendar quarter, the ratio of Consolidated Current Assets to Consolidated Current Liabilities of the Borrowers to be less than 1.6 to 1.0; and"

         4. Subsection 9.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.3 "Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement, the Revolving Credit Note, the Term Loan Note or any other Loan Document, nor consent to any departure by a Borrower, Guarantor, or Subsidiary of a Borrower or Guarantor, therefrom, shall in any event be effective unless the same shall have been approved in writing by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given."

         5.       This Sixth Amendment shall be effective as of December
31, 1999.

         6. All capitalized terms used herein (including the introductory recitations above), unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

         7. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Credit Agreement as modified by all amendments thereto, including this Sixth Amendment.

         8. The Borrowers hereby represent and warrant, jointly and severally, that upon giving effect to the terms and provisions of this Sixth Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

         9. This Sixth Amendment may be executed by one or more of the parties to this Sixth Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their respective duly authorized officers.

                                      NIAGARA LASALLE CORPORATION

                                      By:   /s/ Raymond Rozanski
                                            ---------------------------------
                                            Name:   Raymond Rozanski
                                            Title:  Executive Vice President

                                      LASALLE STEEL COMPANY

                                      By:   /s/ Raymond Rozanski
                                            ---------------------------------
                                            Name:   Raymond Rozanski
                                            Title:  Executive Vice President

                                      MANUFACTURERS AND TRADERS
                                            TRUST COMPANY

                                      By:   /s/ Robert J. Kush
                                            ---------------------------------
                                            Name:   Robert J. Kush
                                            Title:  Vice President

                                      CIBC INC.

                                      By:   /s/ William J. Koslo, Jr.
                                            ---------------------------------
                                            Name:   William J. Koslo, Jr
                                            Title:  Executive Director

                                      CITIZENS BUSINESS CREDIT COMPANY

                                      By:   /s/ Ronald A. Donatelli
                                            ---------------------------------
                                            Name:   Ronald A. Donatelli
                                            Title:  Senior Vice President


                                      THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA

                                      By:   /s/ William C. Pappas
                                            ---------------------------------
                                            Name:   William C. Pappas
                                            Title:  Vice President

                                      NATIONAL BANK OF CANADA

                                      By:   /s/ R. Uhrig
                                            ---------------------------------
                                            Name:   R. Uhrig
                                            Title:  Vice President

                                      By:   /s/ Michael R. Brace
                                            ---------------------------------
                                            Name:   Michael R. Brace
                                            Title:  Marketing Officer

                                      MANUFACTURERS AND TRADERS
                                            TRUST COMPANY, AS AGENT

                                      By:   /s/ Robert J. Kush
                                            ---------------------------------
                                            Name:   Robert J. Kush
                                            Title:  Vice President


ACKNOWLEDGMENT
By executing below, Niagara Corporation hereby consents and agrees to the terms and conditions contained in this Sixth Amendment and hereby reaffirms its obligations and liabilities pursuant to the terms of the Unconditional and Continuing Guaranty Agreement by and between Niagara Corporation and Manufacturers and Traders Trust Company, as Agent dated as of April 18, 1997:

NIAGARA CORPORATION

By:   /s/ Raymond Rozanski
      ---------------------------
      Name:  Raymond Rozanski
      Title:     Vice President